HyperMedia Communications, Inc.

                               SEC Form 10-K FY97

                                  Exhibit 4.21

                         HYPERMEDIA COMMUNICATIONS, INC.

                   SERIES J PREFERRED STOCK PURCHASE AGREEMENT

                                February 19, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.       Purchase and Sale of Stock............................................1

         1.1      Sale and Issuance of Series J Preferred Stock................1

2.       Representations and Warranties of the Company.........................2

         2.1      Organization, Good Standing and Qualification................2
         2.2      Capitalization...............................................2
         2.3      Subsidiaries.................................................2
         2.4      Authorization................................................3
         2.5      Valid Issuance of Preferred and Common Stock.................3
         2.6      Governmental Consents........................................3
         2.7      Litigation...................................................3
         2.8      Patents and Trademarks.......................................4
         2.9      Compliance with Other Instruments............................4
         2.10     Permits......................................................4
         2.11     Disclosure...................................................5
         2.12     Title to Property and Assets.................................5
         2.13     Tax Returns and Audits.......................................5
         2.14     Brokers or Finders...........................................5

3.       Representations and Warranties of the Investor........................5

         3.1      Experience...................................................5
         3.2      Investment...................................................5
         3.3      Rule 144.....................................................6
         3.4      Access to Data...............................................6
         3.5      Authorization................................................6
         3.6      Accredited Investor..........................................6

4.       Conditions of Investor's Obligations at Closing.......................7

         4.1      Representations and Warranties...............................7
         4.2      Performance..................................................7
         4.3      Compliance Certificate.......................................7
         4.4      Blue Sky.....................................................7

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

5.       Conditions of the Company's Obligations at Closing....................7

         5.1      Representations and Warranties...............................7
         5.2      Payment of Purchase Price....................................7
         5.3      Blue Sky.....................................................7
         5.4      Proceedings and Documents....................................7

6.       Restrictions on Transferability; Registration Rights..................8

         6.1      Certain Definitions..........................................8
         6.2      Restrictions.................................................9
         6.3      Restrictive Legend...........................................9
         6.4      Notice of Proposed Transfers................................10
         6.5      Requested Registration......................................10
         6.6      Company Registration........................................12
         6.7      Registration on Form S-3....................................13
         6.8      Limitations on Subsequent Registration Rights...............14
         6.9      Expenses of Registration....................................14
         6.10     Registration Procedures.....................................15
         6.11     Indemnification.............................................16
         6.12     Information by Holder.......................................18
         6.13     Rule 144 Reporting..........................................18
         6.14     Transfer of Registration Rights.............................19
         6.15     Standoff Agreement..........................................19

7.       Miscellaneous........................................................19

         7.1      Governing Law...............................................19
         7.2      Survival....................................................19
         7.3      Successors and Assigns......................................20
         7.4      Entire Agreement; Amendment.................................20
         7.5      Notices, Etc................................................20
         7.6      Delays or Omissions.........................................20
         7.7      California Corporate Securities Law.........................21
         7.8      Expenses....................................................21
         7.9      Finder's Fee................................................21
         7.10     Counterparts................................................21
         7.11     Severability................................................21

Exhibit A         Certificate of Determination of Preferences of Series I
                  Preferred Stock
Exhibit B         Schedule of Exceptions
Exhibit C         Schedule of Investors

                   SERIES J PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES J PREFERRED STOCK PURCHASE AGREEMENT is made as of the 19th day of February, 1998, by and between HYPERMEDIA COMMUNICATIONS, INC., a California corporation (the "Company"), and MK GVD FUND (the "Investor").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Stock.

                  1.1 Sale and Issuance of Series J Preferred Stock.

                           (a) The Board of Directors of the Company shall adopt
and file with the Secretary of State of California on or before the Initial Closing (as defined below) the Certificate of Determination of Preferences of Series J Preferred Stock (the "Certificate of Determination"), in the form attached hereto as Exhibit A.

                           (b)  Subject  to the  terms  and  conditions  of this
Agreement, the Investor agrees to purchase at the Initial Closing, and the Company agrees to sell and issue to the Investor at the Initial Closing and any Subsequent Closings (as defined below), an aggregate of up to that number of shares (the "Shares") of the Company's Series J Preferred Stock (the "Series J Preferred") equal to $2,000,000 divided by the Purchase Price (as defined below) at each Closing. The number of shares of Series J Preferred to be sold and issued at each Closing shall be determined by the Company and the Investor on or before the date of such Closing, but in no event shall the aggregate of such numbers exceed the maximum set forth in the preceding sentence. The purchase price per Share (the "Purchase Price") shall be determined by multiplying 20 times 85% of the average closing bid price of a share of the Company's Common Stock as reported on the Nasdaq SmallCap Market for the 10 trading days ending 5 business days before the date of a Closing.

                           (c) Purchase and Sale Closings. The purchase and sale
of the Shares shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, at any times on or before August 21, 1998 as the Company and the Investor agree upon orally or in writing (the first of which times is designated the "Initial Closing," all others of which are designated "Subsequent Closings" and all of which times are collectively designated as "Closings"), but in any event no later than one business day after Investor's receipt and acceptance of a written request from the Company setting forth the number of shares to be purchased and sold at the Initial Closing and no later than three business days after Investor's receipt of a written request from the Company setting forth the number of shares to be purchased and sold at any subsequent Closing in question. At each Closing the Company shall deliver to the Investor a certificate representing the Series J Preferred that the Investor is purchasing against payment of the aggregate purchase price therefor by check, wire transfer or any combination thereof.

                           2.  Representations  and  Warranties  of the Company.
Except as set forth in (i) the forms, reports and documents, including the exhibits thereto, filed by the Company with the Securities and Exchange Commission, (ii) the documents and other materials provided to directors of the Company prior to and during meetings of the Company's Board of Directors or
(iii) the Schedule of Exceptions attached hereto as Exhibit B, the Company hereby represents and warrants as follows:

                  2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. True and accurate copies of the Company's Articles of Incorporation and Bylaws, each as amended and in effect at the Initial Closing, have been delivered to the Investor.

                  2.2 Capitalization. Immediately prior to the Initial Closing, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock ("Common Stock"), of which 3,200,137 shares are issued and outstanding on the date of this Agreement, and 10,064,516 shares of Preferred Stock ("Preferred Stock"), of which (i) 8,064,516 shares are designated Series E Preferred Stock, all of which are issued and outstanding, (ii) 175,000 shares are designated Series F Preferred Stock, 82,250 of which are issued and outstanding, (iii) 175,000 shares are designated Series G Preferred Stock, 50,344 of which are issued and outstanding, (iv) 400,000 shares are designated Series H Preferred Stock, 117,000 of which are issued and outstanding (v) 200,000 shares are designated Series I Preferred Stock, 28,800 of which are issued and outstanding and (vi) 250,000 shares are designated Series J Preferred Stock, none of which is issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has reserved an aggregate of 250,000 shares of Series J Preferred for issuance hereunder. The Company has reserved 5,000,000 shares of Common Stock for issuance upon conversion of the Series J Preferred. An aggregate of 1,100,000 shares of Common Stock are reserved for issuance under the Company's 1991 Stock Plan, 1993 Director Option Plan and 1996 Employee Stock Purchase Plan. There are options outstanding under the Company's 1991 Stock Plan and 1993 Director Option Plan to purchase an aggregate of approximately 553,554 shares and approximately 155,000 shares, respectively, of the Company's Common Stock. There are warrants outstanding to purchase an aggregate of approximately [183,356] shares of the Company's Common Stock. There are no other outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. All outstanding shares have been issued in compliance with state and federal securities laws.

                  2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

                  2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Common Stock issuable upon conversion of the Shares has been taken or will be taken prior to the Initial Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

                  2.5 Valid Issuance of Preferred and Common Stock. The shares of Series J Preferred that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series J Preferred purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Determination and the Amended and Restated Articles of Incorporation (the "Restated Articles"), will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

                  2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares) or the consummation of any other transaction contemplated hereby, except for the following: (i) the filing of the Certificate of Determination in the office of the Secretary of State of the State of California, which shall be filed by the Company on or prior to the Initial Closing; (ii) the filing of such notices as may be required under the Securities Act of 1933, as amended (the "Securities Act"); and (iii) the filing of a notice of exemption pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended (the "California Securities Law"), which shall be filed by the Company promptly following each Closing. Based in part on the representations of the Investor set forth in Section 3 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act and from the qualification requirements of Section 25110 of the California Securities Law.

                  2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened before any court, administrative agency or other governmental body against the Company which questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which could result, either individually or in the aggregate, in any material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

                  2.8 Patents and Trademarks. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively, "Intellectual Property") necessary for its business as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity. The Company has not received any communications alleging that any material Intellectual Property of the Company has violated or would violate any of the Intellectual Property of any other person or entity.

                  2.9 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws, each as amended and in effect on and as of each Closing. The Company is not in violation or default of any material provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound which would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company or, to the best of its knowledge, of any provision of any federal, state or local statute, rule or governmental regulation which would materially adversely affect the condition (financial or otherwise), business, property, assets or liabilities of the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance and sale of the Shares, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision (other than any consents or waivers that have been obtained), or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

                  2.10 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

                  2.11 Disclosure. No representation, warranty or statement by the Company in this Agreement, or in any written statement or certificate furnished to the Investor pursuant to this Agreement or the transactions contemplated hereby, contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                  2.12 Title to Property and Assets. The Company has good and marketable title to all of its properties and assets free and clear of all mortgages, liens and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of all liens, claims or encumbrances. The Company's properties and assets are in good condition and repair in all material respects.

                  2.13 Tax Returns and Audits. The Company has accurately prepared all United States income tax returns and all state and municipal tax returns required to be filed by it, if any, has paid all taxes, assessments, fees and charges when and as due under such returns and has made adequate provision for the payment of all other taxes, assessments, fees and charges shown on such returns or on assessments received by the Company. To the best of the Company's knowledge, no deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending.

                  2.14 Brokers or Finders. The Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders' fees, agents' commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.

         3. Representations and Warranties of the Investor. The Investor hereby represents and warrants that:

                  3.1 Experience. The Investor is experienced in evaluating companies such as the Company, is able to fend for itself in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of Investor's prospective investment in the Company, and has the ability to bear the economic risks of the investment.

                  3.2 Investment. The Investor is acquiring the Shares (and the Common Stock issuable upon conversion of the Shares) for investment for such Investor's own account and not with the view to, or for resale in connection with, any distribution thereof. Such Investor understands that the Shares (and the Common Stock issuable upon conversion of the Shares) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares (or any Common Stock acquired upon conversion thereof). Such Investor understands and acknowledges that the offering of the Shares pursuant to this Agreement will not, and any issuance of Common Stock on conversion may not, be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

                  3.3 Rule 144. The Investor acknowledges that the Shares (and the Common Stock issuable upon conversion of the Shares) must be held indefinitely  unless  subsequently  registered  under the  Securities  Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Such Investor covenants that, in the absence of an effective registration statement covering the stock in question, such Investor will sell, transfer, or otherwise dispose of the Shares (and any Common Stock issued on conversion thereof) only in a manner consistent with such Investor's representations and covenants set forth in this Section 3. In connection therewith, such Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this
Section 3 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

                  3.4 Access to Data. The Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company's business, management and financial affairs with its management and to review the Company's facilities. Such Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

                  3.5 Authorization. This Agreement when executed and delivered by the Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

                  3.6 Accredited Investor. The Investor acknowledges that it is an "accredited investor" as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. For state securities law purposes, the principal address of the Investor is that set forth on Exhibit C.

         4. Conditions of Investor's Obligations at Closing. The obligations of the Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

                  4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                  4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  4.3 Compliance Certificate. The President or any Vice President of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                  4.4 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country prior to the offer and sale of the Shares.

         5. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by that Investor:

                  5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  5.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.1 against delivery of the Shares.

                  5.3 Blue Sky. The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country for the offer and sale of the Shares.

                  5.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby, and all documents and instruments incident to these transactions, shall be reasonably satisfactory in substance to the Company and its counsel.

         6. Restrictions on Transferability; Registration Rights

                  6.1 Certain Definitions. As used in this Section 6, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Conversion Shares" means the Common Stock issued or issuable upon conversion of the Shares.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Holder" shall mean the Investor, if it still holds Registrable Securities, and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section
6.14 hereof.

                  "Initiating Holders" shall mean the Investor or transferees of the Investor under Section 6.14 hereof who in the aggregate are Holders of not less than 35% of the Registrable Securities.

                  The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 6.5, 6.6 and 6.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "Registrable Securities" means any Common Stock of the Company issued or issuable in respect of the Shares or Conversion Shares or other securities issued or issuable with respect to the Shares or Conversion Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Shares or Conversion Shares; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities

Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 6.3 hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (as limited by Section 6.9).

                  6.2 Restrictions. The Shares and the Conversion Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 6, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Investor will cause any proposed purchaser, assignee, transferee or pledgee of the Shares and the Conversion Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 6.

                  6.3 Restrictive Legend. Each certificate representing (i) the Shares, (ii) the Conversion Shares, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 6.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE
                  REGISTRATION  AND  PROSPECTUS  DELIVERY  REQUIREMENTS  OF SAID
                  ACT."

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER,

                  A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

                  Each Investor consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 6.

                  6.4 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 6. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Company, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144, (b) in any transaction in which an Investor which is a corporation distributes Restricted Securities after six (6) months after the purchase thereof solely to its majority owned subsidiaries or affiliates for no consideration, or (c) in any transaction in which an Investor which is a partnership distributes Restricted Securities after six (6) months after the purchase thereof solely to partners thereof for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section
6.4. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 6.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

                  6.5 Requested Registration.

                           (a)  Request  for  Registration.  In case the Company
shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to the Registrable Securities, the Company will:

                                    (i)  promptly  give  written  notice  of the
proposed registration, qualification or compliance to all other Holders; and

                                    (ii) as soon as  practicable,  use its  best
efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 6.5:

                                           (1) In any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                           (2) During the period  starting  with
the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith;

                                           (3) After the  Company  has  effected
two (2) such registrations pursuant to this subparagraph 6.5(a), each such registration has been declared or ordered effective and the securities offered pursuant to each such registration have been sold; or

                                           (4) If the Company  shall  furnish to
such Holders a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 6.5 shall be deferred for a period not to exceed one hundred eighty (180) days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company may not use this right more than once in any twelve (12) month period.

         Subject to the foregoing clauses (1) through (4), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

                           (b)  Underwriting.  In the event that a  registration
pursuant to Section 6.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 6.5(a)(i). The right of any Holder to registration pursuant to Section 6.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 6.5 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested, to the extent provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 6.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration.

                  6.6  Company Registration.

                           (a)  Notice of  Registration.  If at any time or from
time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                                    (i)  promptly  give to each  Holder  written
notice thereof; and

                                    (ii) include in such  registration  (and any
related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within thirty (30) days after receipt of such written notice from the Company by any Holder, but only to the extent that such inclusion will not diminish the number of securities included by holders of the Company's securities who have demanded such registration.

                           (b)  Underwriting.  If the  registration of which the
Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 6.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 6.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). Notwithstanding any other provision of this Section 6.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting on a pro rata basis based on the total number of securities (including, without limitation, Registrable Securities) entitled to registration pursuant to registration rights granted to the participating Holders by the Company; provided, however, that no such reduction may reduce the number of securities being sold by the Holders to less than thirty percent (30%) of the shares being sold in such offering. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto.

                           (c)  Right to  Terminate  Registration.  The  Company
shall have the right to terminate or withdraw any registration initiated by it under this Section 6.6 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

                  6.7 Registration on Form S-3.

                           (a) If any Holder or Holders of not less than  twenty
percent (20%) of the Registrable Securities requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form. The Company will (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company. The substantive provisions of Section 6.5(b) shall be applicable to each registration initiated under this Section 6.7.

                           (b) Notwithstanding the foregoing,  the Company shall
not be obligated to take any action pursuant to this Section 6.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed one hundred eighty (180) days from the receipt of the request to file such registration by such Holder or Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                  6.8 Limitations on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights, including standoff obligations, are subordinate to the registration rights granted Holders hereunder.

                  6.9 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Sections 6.5, 6.6 and
6.7 and the reasonable cost of one special legal counsel to represent all of the Holders together in any such registration shall be borne by the Company. If a registration proceeding is begun upon the request of Initiating Holders pursuant to Section 6.5, but such request is subsequently withdrawn, then the Holders of Registrable Securities to have been registered may either: (i) bear all Registration Expenses of such proceeding, pro rata on the basis of the number of shares to have been registered, in which case the Company shall be deemed not to have effected a registration pursuant to subparagraph 6.5(a) of this Agreement; or (ii) require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to subparagraph 6.5(a) of this Agreement. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said Registration Expenses. In such case, the Company shall be deemed not to have effected a registration pursuant to subparagraph 6.5(a) of this Agreement. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

                  6.10 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 6, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                           (a)   Prepare   and  file  with  the   Commission   a
registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed; and

                           (b)  Prepare  and  file  with  the  Commission   such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                           (c)  Furnish  to the  Holders  participating  in such
registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                           (d) Use its best  efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (f)  Notify  each  Holder of  Registrable  Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                           (g) Cause all such Registrable  Securities registered
pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                           (h) Provide a transfer  agent and  registrar  for all
Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                           (i) Use its best  efforts to furnish,  at the request
of any Holder requesting registration of Registrable Securities pursuant to this
Section 6, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 6, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  6.11 Indemnification.

                           (a) The Company will indemnify  each Holder,  each of
its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 6, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange Act or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

                           (b) Each Holder will, if Registrable  Securities held
by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses as reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

                           (c) Each party entitled to indemnification under this
Section 6.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the

"Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  6.12 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 6.

                  6.13 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

                           (a) Make and keep public  information  available,  as
those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                           (b) File with the  Commission  in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (c)  So  long  as  a  Holder   owns  any   Restricted
Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

                  6.14 Transfer of Registration Rights. The rights to cause the Company to register securities granted to any party hereto under Sections 6.5,
6.6 and 6.7 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by such party (together with any affiliate); provided that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, and (c) such transferee or assignee (i) is a wholly-owned subsidiary or constituent partner (including limited partners, retired partners, spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) of such party, or (ii) acquires from such party at least 50,000 shares of Registrable Securities (as appropriately adjusted for stock splits and the like).

                  6.15 Standoff Agreement. Each Holder agrees in connection with any registration of the Company's securities (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, pledge (or otherwise encumber or hypothecate), grant any option for the purchase of, or otherwise directly or indirectly dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company and such managing underwriters for such period of time, not to exceed ninety (90) days, as the Board of Directors establishes pursuant to its good faith negotiations with such managing underwriters; provided, however, that such Holder shall not be subject to such lockup unless the officers and directors of the Company who own stock of the Company shall also be bound by such restrictions.


         7. Miscellaneous.

                  7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

                  7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or exhibit delivered by or on behalf of the Company pursuant hereto shall be deemed to be the representations and warranties of the Company hereunder as of such date of such certificate or exhibit.

                  7.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of an Investor to purchase Shares shall not be assignable without the consent of the Company.

                  7.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of fifty-one percent (51%) of the outstanding Shares (whether or not converted) may waive or amend, on behalf of the Investor and other holders of Shares, any provisions hereof benefitting the Investor so long as the effect thereof will be that the Investor and other holders of Shares will be treated equally.

                  7.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed (a) if to the Investor, at the Investor's principal offices at 2471 E. Bayshore, Suite 520, Palo Alto, California 94303, or at such other address as the Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at its principal offices at 901 Mariner's Island Boulevard, Suite 365, San Mateo, California 94404 addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investor. If notice is provided by mail, notice shall be deemed to be given three (3) business days after proper deposit in the U.S. Mail.

                  7.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

                  7.7 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                  7.8 Expenses. The Company and the Investor shall bear their own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

                  7.9 Finder's Fee. The Company and the Investor shall each indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder's fee (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of their respective partners, employees, or representatives, as the case may be, is responsible.

                  7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                  7.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.



                      [This space left blank intentionally]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HYPERMEDIA COMMUNICATIONS, INC.         MK GVD FUND

Signature: /s/ TODD HAGEN               Signature: /s/ GREG LAHANN
          ---------------------                   -------------------------

By:                                     By:
   ----------------------------             -------------------------------

Its: Chief Financial Officer            Its: General Partner
    ---------------------------              ------------------------------

                                    EXHIBIT A

                   CERTIFICATE OF DETERMINATION OF PREFERENCES
                           OF SERIES J PREFERRED STOCK

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS


         This disclosure of exceptions is made and given pursuant to Section 2 of the Series J Preferred Stock Purchase Agreement dated as of February 19, 1998 (the "Agreement"), by and between HyperMedia Communications, Inc. (the "Company") and MK GVD Fund (the "Investor"). Unless the context otherwise requires, all capitalized terms are used herein as defined in the Agreement. The numbers below correspond to the section numbers of representations and warranties in the Agreement that are most directly modified by the disclosures, but all disclosures are intended to modify all of the Company's representations and warranties.

2.8 The Company has received a letter, dated May 2, 1996, from the law firm of Herman Roof Borgognoni & Moore on behalf of Elk Industries, Inc. ("Elk"), alleging that a product and/or service of the Company infringes a patent issued to Elk. Because the Company views the allegation as groundless, it has not responded to the letter.

         The Company recently received a letter from Steinhart & Falconer on behalf of Testdrive Corporation demanding the Company cease using the name "TestDrive" in NewMedia Magazine. In response to such letter, the Company has indicated to Testdrive that it believes the Company has superior rights to the name "Test Drive". The Company has received no further correspondence with respect to this matter.

         The Company is aware of a company based in Maine named "HyperMedia Communications, Inc." ("Maine HyperMedia"). Wilson Sonsini Goodrich & Rosati, on behalf of the Company, sent Maine HyperMedia a letter dated June 18, 1996 asking Maine HyperMedia to cease and desist from using the name "HyperMedia Communications, Inc." Maine HyperMedia continues to use the name and the Company is not pursuing any action against them at this time.

2.9 The Company received a letter from the Nasdaq Stock Market, Inc. threatening delisting of the Company's Common Stock from the SmallCap based on inadequate levels of capital and surplus. The Company has been further notified by Nasdaq that if it is not in compliance by February 23, 1998, that it will be delisted and that in order to be relisted the Company must go through a formal appeal process.

         Although the purpose of this equity financing is to maintain the Company's shareholder equity requirements for its Nasdaq listing, there can be no assurance that the Company will be able to maintain its listing on Nasdaq or the Pacific Exchange.

2.12 Imperial Bank has a security interest, perfected in a filed UCC-1, in most of the Company's assets. The Bank issued a "First Amendment to Credit Terms and Conditions and Addendum Thereto" which deleted future profitability covenants through the balance of the term of the agreement starting with the third quarter of 1997.


                                      -2-